CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-212884 on Form N-2 of our report dated December 22, 2016, relating to the financial statements and financial highlights of First Trust New Opportunities MLP & Energy Fund, appearing in the Annual Report on Form N-CSR of First Trust New Opportunities MLP & Energy Fund as of and for the year ended October 31, 2016.

/s/ Deloitte & Touche LLP

Chicago, Illinois
July 7, 2017